Exhibit 99.1

Full Circle Capital Declares Monthly Distributions of $0.035 Per Share

for a Total of $0.105 Per Share for Second Quarter Fiscal 2016

GREENWICH, CT, August 5, 2015 – Full Circle Capital Corporation (NASDAQ:FULL) (“Full Circle Capital”) today announced its monthly distributions through the end of calendar 2015.

On August 4, 2015, the Board of Directors declared monthly distributions for the second quarter of fiscal 2016 as follows:

Record Date	Payment Date	Per Share Amount
October 30, 2015	November 13, 2015	$0.035
November 30, 2015	December 15, 2015	$0.035
December 31, 2015	January 15, 2016	$0.035

These distributions equate to a $0.42 annualized distribution rate, or an annualized yield of 12.7% based on the closing price of the Company’s common stock of $3.31 per share on August 4, 2015.

About Full Circle Capital

Full Circle Capital Corporation (NASDAQ: FULL) is a Greenwich, Connecticut based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website, www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contacts:

Gregg J. Felton, President and Chief Executive Officer

John Stuart, Chairman

Full Circle Capital Corporation

203-900-2100

info@fccapital.com

Investor Relations Contacts:

Garrett Edson/Brad Cohen

ICR, LLC

(203) 682-8200

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